Exhibit 10.34(b)
AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Agreement”), is made as of November 5, 2020, by and between Mylan Ireland Limited, a company incorporated in Ireland and Aspen Global Incorporated, a company incorporated in Mauritius (registered number 078138) (collectively, the “Parties”).
WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated as September 7, 2020 (the “Asset Purchase Agreement”);
WHEREAS, the Parties desire to amend the Asset Purchase Agreement, certain of the Ancillary Transaction Agreements and certain schedules to each of the foregoing; and
WHEREAS, pursuant to clause 42 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by a written instrument specifically referring to the Asset Purchase Agreement and executed in the same manner as the Asset Purchase Agreement.
        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1.
DEFINITIONS
a.Definitions
. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Asset Purchase Agreement.
ARTICLE 2.
AMENDMENT OF ASSET PURCHASE AGREEMENT
a.Amendment to the definition of “Data Room”. The definition of Data Room recorded in the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:
“Data Room” means those documents, information and materials listed in the Agreed Form data room index attached to the Disclosure Letter, which documents, information and materials will be delivered to the Purchaser by, or on behalf of, the Seller within thirty (30) days of the Completion Date. Such delivery to be by way of a secure electronic link nominated by the Seller and acceptable to the Purchaser, acting reasonably.”
b.Amendment to clause 3.23 of the Asset Purchase Agreement. Clause 3.23 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

    “Completion is conditional upon between the Effective Date and 5 November 2020, there shall not have occurred, and be continuing, any Material Adverse Effect.”
c.Amendment to clause 3.25 of the Asset Purchase Agreement. Clause 3.25 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:
“[Reserved]”
d.Amendment to clause 3.27 of the Asset Purchase Agreement. Clause 3.27 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:
“[Reserved]”
e.Amendment to clause 4 of the Asset Purchase Agreement. A new clause 4.4(K) shall be added to the Asset Purchase Agreement as follows:
    “Any matter or action reasonably necessary to procure the revocation, withdrawal and cessation of the de-commercialisation process initiated by Aspen in respect of the Aspen Retained De-Commercialised Products listed on Exhibit A hereto, including in Bulgaria and Romania.”
f.Amendment to clause 5 of the Asset Purchase Agreement. A new clause 5.6 shall be added to the Asset Purchase Agreement as follows:
    “The Parties shall allocate the Net Economic Benefit of the Commercialisation Business for the period commencing 1 November 2020 and terminating on the Completion Date in accordance with the provisions of Schedule 25.”
g.Amendment to clause 9.1 of the Asset Purchase Agreement. Clause 9.1 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:
    “Completion shall take place on 27 November 2020 (the “Completion Date”).”
h.Satisfaction of Conditions Precedent. The Parties hereby acknowledge and agree that (i) there are no remaining conditions precedent to Completion, including those conditions set forth in Clause 3 of the Asset Purchase Agreement, and all such conditions shall be deemed satisfied, and (ii) at the Completion Time, all signature pages to all Ancillary Transaction Agreements shall be deemed to have been delivered by Purchaser to Seller, and by Seller to Purchaser, in each case without any further action by any Party, thus making each such Ancillary Transaction Agreement effective.
i.Amendment to clause 9.4(A) of the Asset Purchase Agreement. Clause 9.4(A) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:
    “A first installment of two hundred and sixty three million one hundred and fifty eight thousand Euros (€263,158,000) on 6 November 2020. Such first installment to be paid to the Seller’s Bank Account by CHAPS transfer for same day value; and”
j.Amendment to clause 24.1(A) of the Asset Purchase Agreement. Clause 24.1(A) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

“for the period of three (3) years after the Effective Date or such shorter period as may be the maximum permitted under Applicable Laws, it shall not, and shall procure that each member of the Aspen Group shall not (for as long as the relevant entity remains a member of the Aspen Group), in the Territory, either on its own account or carry on or be engaged, concerned or interested, directly or indirectly, whether as a voting shareholder, director, partner, agent or otherwise, in any business that directly or indirectly Commercialises any Competing Product. Neither this Clause 24.1(A) nor any other term of this Agreement shall restrict or limit the Seller or any other member of the Aspen Group rights to (i) Manufacture products that have the same or substantially the same indications and/or formulations to the Products anywhere in the world (including the Territory) for Commercialisation by third parties anywhere in the world (including the Territory); (ii) Manufacture products which contain the same API or have the same or substantially the same indications and/or formulations to the Products anywhere in the world (including the Territory) for Commercialisation by the Seller or any member of the Aspen Group in the Retained Territory; or (iii) Commercialise the Products in the Retained Territory;”
k.Deletion of Paragraph 1.2(B) of Schedule 3 to the Asset Purchase Agreement. Paragraph 1.2(B) of Schedule 3 to the Asset Purchase Agreement is deleted in its entirety.
l.Amendments to Schedules to the Asset Purchase Agreement.
1.The Products listed on Exhibit A hereto are hereby added to Schedule 8 to the Asset Purchase Agreement and shall be “Products” for all purposes under the Asset Purchase Agreement and the Ancillary Transaction Agreements.
2.Schedule 7 to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the updated Schedule 7, as set forth in Exhibit B hereto.
3.Schedule 9 to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the updated Schedule 9, as set forth in Exhibit C hereto.
4.Schedule 10 to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the updated Schedule 10, as set forth in Exhibit D hereto.
5.Schedule 18 to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the updated Schedule 18, as set forth in Exhibit E hereto.
6.Schedule 20 to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the updated Schedule 20, as set forth in Exhibit F hereto.
7.The language set forth on Exhibit G hereto amends Schedule 21 to the Asset Purchase Agreement.

8.The language set forth on Exhibit H hereto is hereby added to Schedule 23 to the Asset Purchase Agreement.
m.The insertion of a new Schedule 25 to the Asset Purchase Agreement. Exhibit L hereto is added as a new Schedule 25 to the Asset Purchase Agreement.
n.Amendments to Schedules to the Supply Agreement.

9.The information set forth on Exhibit I hereto is hereby added to Schedule 1 to the Supply Agreement.
10.The information set forth on Exhibit J hereto is hereby added to Schedule 3 to the Supply Agreement.
11.The information set forth on Exhibit K hereto is hereby added to the Appendices to Product Schedules to the Supply Agreement.
o.Amendments to Schedules to the Distribution and Supply Agreement.
12.The information set forth on Exhibit M hereto is hereby added to Schedule 1 to the Distribution and Supply Agreement.
13.The information set forth on Exhibit N hereto is hereby added to Schedule 2 of the Distribution and Supply Agreement.
ARTICLE 3.
MISCELLANEOUS
a.Interpretation. The term “Agreement” as used in the Asset Purchase Agreement shall be deemed to refer to the Asset Purchase Agreement as amended hereby.
b.Entire Agreement; Binding Effect. This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. This Agreement shall not constitute an amendment or waiver of any provision of the Asset Purchase Agreement not expressly referred to herein. The Asset Purchase Agreement shall remain in full force and effect as amended hereby. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.
c.Governing Law and Jurisdiction. This Agreement, the jurisdiction clause contained in it and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement are governed by, construed and take effect in accordance with the laws of England and Wales without giving effect to conflict of laws principles law. Each Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the High Court of England located in London for any proceeding arising out of, under or in connection with this Agreement, the transactions contemplated hereby or any disputes relating hereto (and such Party agrees not to commence any such proceeding except in such courts). Each Party irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in the High Court of England located in London and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.
d.Counterparts
. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document. This Agreement and any amendments hereto, to the extent signed and delivered by means of electronic reproduction (e.g., portable document format (.pdf)), shall be treated in all manner and respects as an original and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in Person. At the request of a Party, the other Party shall re-execute original forms thereof and deliver them to the Party who made the said request.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Signed by    Peter McCormick            )
for and on behalf of                    )
MYLAN IRELAND LIMITED                )         /s/ Peter McCormick
                            )      Authorised Signatory

    [Signature Page to Amendment No. 1 to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Signed by    Sameer Kassem            )
for and on behalf of                    )
ASPEN GLOBAL INCORPORATED            )        /s/ Samer Kassem
                            )      Authorised Signatory

Exhibit G
Schedule 21 to the Asset Purchase Agreement

1.A new paragraph 5 is inserted into this Schedule 21 to read:

“5.    Part 5 –Specific Arrangements

5.1    The Parties agree that the Commercialisation Business Assets will transfer to the relevant Affiliate of the Purchaser with effect from the Employee Transfer Date. Notwithstanding, the relevant Affiliate of the Seller shall bear the entire wage costs (including applicable benefits and pension accruals) for all Employees to be Transferred by Law until 30 November 2020. The relevant Affiliate of the Purchaser shall bear the relevant wage costs (including applicable benefits and pension accruals) for all Employees to be Transferred by Law with effect from 1 December 2020 and shall have responsibility for the payroll process for all Employees to be Transferred by Law as of the payroll process in December 2020.”

2.A new paragraph 6 is inserted into this Schedule 21 to read:

“6.     Part 6 – German Specific Arrangements

6.1    The Parties agree that in Germany, twenty-eight (28) employees have been determined to be part of the Commercialisation Business Assets and will transfer by law to the relevant Affiliate of the Purchaser at the Employee Transfer Date. To the extent that these twenty-eight (28) employees do not object to the transfer of their employment relationship, the number of twenty-eight (28) Employees to be Transferred by Law shall be calculated against the number of seventy-four (74) in accordance with Paragraph 1.5 of this Schedule 21. If in Germany less than 28 Employees to be Transferred by Law actually transfer to the relevant Affiliate of the Purchaser, such lower number of employees shall be counted against the number of seventy-four (74) in accordance with Paragraph 1.5 of this Schedule 21.

6.2    The Purchaser shall be obliged to reimburse the Seller for any payment resulting from the obligation to pay the demography amount of EUR 750 per employee according to the collective agreement on working life and demography dated 22 November 2019 and per year since 2016 until 30 November 2020 with respect to all Employees to be Transferred by Law and/or any Subsequent Transferring Employee, unless the employee entitlements for the aforementioned demography amount obligation is not due, owing or payable by either the Seller or the Purchaser.”